                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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    14a-6(e)(2))

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[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            AUREAL SEMICONDUCTOR INC.
                (Name of Registrant as Specified In Its Charter)

                            AUREAL SEMICONDUCTOR INC.
                              4245 TECHNOLOGY DRIVE
                            FREMONT, CALIFORNIA 94538
                   (Name of Person(s) Filing Proxy Statement)

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                           AUREAL SEMICONDUCTOR INC.
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 16, 1998

                            ------------------------

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Aureal Semiconductor Inc., a Delaware corporation (the "Company"), will be held on December 16, 1998 at 12:30 p.m., Pacific Standard Time, at 4245 Technology Drive, Fremont, California, for the following purpose:

     1. To consider, approve and ratify an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of the Company's Common Stock authorized for issuance by 100,000,000 shares from 100,000,000 shares to 200,000,000 shares.

     2. To consider, approve and ratify the adoption of an increase in the maximum number of shares that may be issued under the Company's 1995 Stock Option Plan by 13,000,000 shares from 12,000,000 shares to 25,000,000.

     3. To consider and act upon such other business as may properly come before the Special Meeting or any adjournments thereof.


     Only stockholders of record at the close of business on November 13, 1998, will be entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at the Company's principal offices located at 4245 Technology Drive, Fremont, California.


                                          By Order of the Board of Directors

                                          BRENDAN R. O'FLAHERTY
                                          Secretary

Fremont, California
November 20, 1998

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE READ THE ENCLOSED PROXY STATEMENT AND SIGN AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
GENERAL INFORMATION.........................................    1
  Record Date and Shares Outstanding........................    1
  Revocability of Proxies...................................    1
  Voting and Solicitation...................................    1
  Security Ownership of Certain Beneficial Owners and
     Management.............................................    2

EXECUTIVE COMPENSATION AND OTHER MATTERS....................    4
  Stock Options Granted in Fiscal 1997......................    5
  Option Exercises and Fiscal 1997 Year-End Option Values...    6
  Director Compensation.....................................    6
  Changes to Benefit Plans..................................    6

PROPOSAL NO. 1 APPROVAL OF AMENDMENT TO AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED
COMMON STOCK OF THE COMPANY.................................    8
  General...................................................    8
  Vote Required and Board of Directors' Recommendation......    9

PROPOSAL NO. 2 APPROVAL OF AMENDMENT OF THE 1995 STOCK
  OPTION PLAN...............................................   10
  General...................................................   10
  Description of Plan.......................................   10
  Summary of United States Federal Income Tax
     Consequences...........................................   12
  Vote Required and Board of Directors' Recommendation......   13

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL
  MEETING...................................................   13

TRANSACTION OF OTHER BUSINESS...............................   14

                           AUREAL SEMICONDUCTOR INC.
                             4245 TECHNOLOGY DRIVE
                           FREMONT, CALIFORNIA 94538
                                 (510) 252-4245
                            ------------------------
                                PROXY STATEMENT
                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Aureal Semiconductor Inc., a Delaware corporation (the "Company"), of proxies in the accompanying form, relating to the special meeting of stockholders (the "Special Meeting") to be held on December 16, 1998, at 12:30 p.m., Pacific Standard Time, at 4245 Technology Drive, Fremont, California, or any adjournments or postponements thereof. The Proxy Statement and the enclosed proxy are being mailed to stockholders on or about November 20, 1998.

                              GENERAL INFORMATION

RECORD DATE AND SHARES OUTSTANDING


     Only stockholders of record at the close of business on November 13, 1998, are entitled to vote at the Special Meeting (the "Record Date"). On that date, there were outstanding and entitled to vote 44,982,919 shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock") and 34,425 shares of the Company's Series B Preferred Stock, par value $0.0001 per share (the "Series B Shares"). Pursuant to the Certificate of Designation for the Series B Shares, the Series B Shares have the right to vote on an as-converted-to-common-basis based on equivalent number of shares of Common Stock that the holders of the Series B Shares would be entitled to convert into on the Record Date. On the Record Date, the Series B Shares were entitled to convert into 16,311,330 shares of Common Stock. The Series B Shares are hereinafter referred to as "Common Stock Equivalents." Hence, as of the Record Date there were outstanding and entitled to vote an aggregate of 61,294,249 shares of Common Stock and Common Stock Equivalents.


REVOCABILITY OF PROXIES


     Any stockholder giving a proxy for the Special Meeting in the accompanying form may revoke it at any time prior to it being voted by filing with the Secretary of the Company at the Company's principal executive office, 4245 Technology Drive, Fremont, California 94538, an instrument of revocation or a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person.


VOTING AND SOLICITATION


     Stockholders may vote in person or by proxy. Each share of Common Stock and Common Stock Equivalents is entitled to one vote on each proposal that comes before the Special Meeting. The Company's Bylaws provide that a majority of all of the shares of stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Broker non-votes and shares held by persons abstaining will be counted in determining whether a quorum is present at the Special Meeting.


     If the enclosed proxy is properly executed and returned, the shares of Common Stock (or Common Stock Equivalents) represented thereby will be voted at the meeting in accordance with the stockholder's instructions. If no instructions are given with respect to any matter, the proxy will be voted in favor of such matter.

     Costs of solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any other information furnished to the stockholders, will be borne by the Company. Solicitation of proxies may be made by directors, officers and other authorized employees of the Company by personal interview, telephone or other means of communication; additional compensation will not be paid for any such services. The Company will, upon request, reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold shares of Common Stock or Common Stock Equivalents.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of October 30, 1998: (i) each person who is known by the Company to own beneficially 5% or more of the outstanding shares of Common Stock; (ii) each director and director-nominee of the Company;
(iii) the Chief Executive Officer and the four other most highly compensated executive officers of the Company as of December 28, 1997 whose salary and bonus for the fiscal year ended December 28, 1997 exceeded $100,000; and (iv) all directors and executive officers of the Company as a group.

                                                                SHARES BENEFICIALLY
                                                                     OWNED(2)
                                                              -----------------------
          NAME AND ADDRESS OF BENEFICIAL OWNERS(1)              NUMBER        PERCENT
          ----------------------------------------            ----------      -------
The TCW Group, Inc. and its affiliates(3)...................  33,475,009       37.4%
  11100 Santa Monica Blvd., Suite 2000
  Los Angeles, California 90025
     D. Richard Masson(4)...................................  41,228,207       45.9
     Thomas K. Smith, Jr.(5)................................  33,475,009       37.4
DDJ Capital Management, LLC(6)..............................  23,445,998       26.8
  141 Linden Street, Suite 4
  Wellesley, MA 02181
Appaloosa Management L.P.(7)................................   5,560,074        6.4
  51 JFK Parkway
  Short Hills, NJ 07078
Kenneth A. Kokinakis(8).....................................   1,615,000        1.8
Richard E. Christopher(9)...................................      36,979          *
L. William Krause(10).......................................     151,354          *
David J. Domeier(11)........................................     479,295          *
Scott H. Foster (12)........................................   1,948,192        2.2
Michael L. Hunter(13).......................................     498,649          *
Toni W. Schneider(14).......................................     753,630          *
All directors and executive officers as a group (12
  persons)(15)..............................................  48,156,246       50.1

---------------
  *  Less than 1%.

 (1) Except as otherwise indicated, the address of each beneficial owner is c/o the Company, 4245 Technology Drive, Fremont, CA 94538.

 (2) This table is based upon information supplied by officers, directors and principal stockholders. Except as otherwise indicated, the Company believes that the persons or entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable. The number of shares beneficially owned includes the number of shares of Common Stock into which the stockholder's holdings of the Company's Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock could be converted as of October 30, 1998.

 (3) TCW Group, Inc. may be deemed to beneficially own 30,525,009 shares of the Company's Common Stock. In addition, pursuant to warrants issued on August 6, 1997 in conjunction with the purchase of shares of the Company's Common Stock and renegotiation of the Company's Line of Credit, TCW Group, Inc. and its affiliates hold rights to acquire, in the aggregate, an additional 2,950,000 shares of the Company's Common Stock. The total of 33,475,009 represents shares held or acquirable by limited partnerships, trusts and third party separate accounts for which The TCW Group, Inc. and its affiliates

     (collectively, "TCW") act as general partner, trustee and investment adviser, respectively. TCW may be deemed to beneficially own such shares held by such limited partnerships, trusts and third party accounts; however, TCW expressly disclaims beneficial ownership of these shares. Approximately 9.0 million shares were received by TCW in exchange for debt claims held against the Company pursuant to the Plan of Reorganization.

 (4) Includes 33,475,009 shares held by TCW Special Credits, Trust Company of the West or their affiliates and 7,753,198 shares (7,503,198 owned and 250,000 subject to acquisition pursuant to warrants issued August 6, 1997 in conjunction with the purchase of the Company's Common Stock) for which Oaktree Capital Management, LLC has voting and dispositive powers over such shares as a fiduciary on behalf of a third party separate account of which Mr. Masson may be deemed a beneficial owner to the extent of any indirect pecuniary interest therein. Mr. Masson disclaims beneficial ownership of such shares. Mr. Masson has served as a director of the Company since December 30, 1994 when he was appointed pursuant to the Plan of Reorganization. Mr. Masson has been a Principal of Oaktree Capital Management, LLC since May 1995. Prior to the founding of Oaktree, he was a partner of TCW Special Credits and served as a Managing Director of Trust Company of the West and TCW Asset Management Company ("TAMCO"), wholly-owned subsidiaries of The TCW Group, Inc., in various other capacities since 1988. TCW Special Credits serves as a general partner and investment adviser to certain limited partnerships, trusts, and accounts invested in the securities and debt obligations of financially distressed companies. Oaktree provides investment sub-advisory services to TAMCO on certain funds and accounts managed by TAMCO. TAMCO is the managing general partner of TCW Special Credits.

 (5) To the extent Mr. Smith, as either a Senior Vice President or authorized representative of Trust Company of the West or TCW Asset Management Company participates in the process to vote or dispose of the shares described in footnote (3) above, Mr. Smith may be deemed under certain circumstances for the purpose of Section 13 of the Securities Exchange Act of 1934, as amended, to be the beneficial owner of such shares. Mr. Smith disclaims beneficial ownership of such shares.

 (6) DDJ Capital Management, LLC ("DDJ") may be deemed to beneficially own 22,620,998 shares of the Company's Common Stock. In addition, pursuant to warrants issued on August 6, 1997 in conjunction with the purchase of shares of the Company's Common Stock and expansion of the Company's Line of Credit, DDJ and its affiliates hold rights to acquire, in the aggregate, an additional 825,000 shares of the Company's Common Stock. The total of 23,445,998 represents shares held or acquirable by DDJ and its affiliates. DDJ, through its control of certain affiliates, has sole power to vote and dispose of the 23,445,998 shares of the Company's Common Stock.

 (7) All of the 5,560,074 shares are beneficially owned by Appaloosa Management L.P. ("Appaloosa"). Mr. David A. Tepper, through his control of Appaloosa, may be deemed to beneficially own all of the shares of the Company's stock beneficially owned by Appaloosa. Both Appaloosa and Mr. Tepper have sole voting and dispositive power with respect to all 5,560,074 shares of the Company's Common Stock.

 (8) Includes 1,600,000 shares subject to immediately exercisable options or issuable upon exercise of outstanding stock options exercisable within 60 days of October 30, 1998. Of such shares, 778,125 are not vested and subject to repurchase by the Company.

 (9) Includes 16,979 shares subject to immediately exercisable options or issuable upon exercise of outstanding stock options exercisable within 60 days of October 30, 1998.

(10) Includes 151,354 shares subject to immediately exercisable options or issuable upon exercise of outstanding stock options exercisable within 60 days of October 30, 1998.

(11) Includes 469,295 shares subject to immediately exercisable options or issuable upon exercise of outstanding stock options exercisable within 60 days of October 30, 1998. Of such shares, 200,238 are not vested and subject to repurchase by the Company.

(12) Includes 1,552,944 shares subject to immediately exercisable options or issuable upon exercise of outstanding stock options exercisable within 60 days of October 30, 1998. Of such shares, 217,500 are not vested and subject to repurchase by the Company.

(13) Includes 498,649 shares subject to immediately exercisable options or issuable upon exercise of outstanding stock options exercisable within 60 days of October 30, 1998. Of such shares, 224,524 are not vested and subject to repurchase by the Company.

(14) Includes 561,250 shares subject to immediately exercisable options or issuable upon exercise of outstanding stock options exercisable within 60 days of October 30, 1998. Of such shares, 197,084 are not vested and subject to repurchase by the Company.

(15) Includes 9,450,511 shares subject to immediately exercisable options or warrants or issuable upon exercise of outstanding stock options exercisable within 60 days of October 30, 1998. Of such shares, 2,290,854 are not vested and are subject to repurchase by the Company.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following table sets forth information concerning the compensation of the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company as of December 28, 1997 whose total salary for the fiscal year ended December 28, 1997 exceeded $100,000 for services in all capacities to the Company during fiscal 1997, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM COMPENSATION
                                                                      -----------------------------
                                          ANNUAL COMPENSATION         SECURITIES
                                     -----------------------------    UNDERLYING       ALL OTHER
    NAME AND PRINCIPAL POSITION      YEAR    SALARY(1)     BONUS       OPTIONS      COMPENSATION(2)
    ---------------------------      ----    ---------    --------    ----------    ---------------
Kenneth A. Kokinakis(3)............  1997    $200,000     $100,000      350,000         $ 4,750
  President and                      1996     184,615      100,000    1,000,000          47,240(4)
  Chief Executive Officer
David J. Domeier(5)................  1997     175,000                   110,000           4,750
  Vice President, Finance            1996     174,327                    87,000           4,750
  and Chief Financial Officer        1995     119,808                   175,000           2,432
Scott H. Foster(6)(7)..............  1997     180,000                    70,000         104,750
  Chief Technical Officer            1996      97,789                   200,000          54,750
Michael L. Hunter(8)...............  1997     140,000       30,000      140,000           4,750
  Vice President, Sales              1996     138,600       22,500      137,000           4,750
                                     1995     112,385       30,000      125,000           4,620
Toni W. Schneider(9)(10)...........  1997     130,365                    90,000          79,750
  Vice President,                    1996      60,231                   100,000          41,619
  Advanced Audio Products

---------------
 (1) As part of the Company's restructuring efforts in 1995, all officers employed at July 1, 1995 voluntarily took a 10% reduction in pay.

 (2) Unless otherwise noted, represents the Company's contribution to the employee's 401(k) plan account as a partial match to the employee's contributions for the year noted.

 (3) Mr. Kokinakis joined the Company in January 1996; compensation indicated for 1996 was for the partial year. The bonuses indicated were paid early in the following year for services in the year noted.

 (4) Includes moving and other associated expenses incurred by Mr. Kokinakis for his transfer from Hong Kong to join the Company.

 (5) Mr. Domeier joined the Company in March 1995; compensation indicated for 1995 was for the partial year.

 (6) Mr. Foster joined the Company in May 1996 through the merger with Crystal River Engineering Inc. ("CRE"), of which he was the Chief Executive Officer; compensation indicated for 1996 was for the partial year.

 (7) Payments totaling $100,000 and $50,000 were made to Mr. Foster during 1997 and 1996 respectively, related to the merger with CRE and his continued involvement with the merged companies. No further related payments are to be made.

 (8) Mr. Hunter joined the Company in January 1995; compensation indicated for 1995 was for the partial year. Mr. Hunter's bonus payments for 1997 and 1996 reflected guaranteed commissions while the Company was largely engaged in product development and "pre-sales" customer contact efforts.

 (9) Mr. Schneider joined the Company in May 1996 through the merger with CRE, of which he was Vice President, Marketing; compensation indicated for 1996 was for the partial year.

(10) Payments totaling $75,000 and $37,500 were made to Mr. Schneider during 1997 and 1996 respectively, related to the merger with CRE and his continued involvement with the merged companies. No further related payments are to be made.

STOCK OPTIONS GRANTED IN FISCAL 1997

     The following table sets forth information with respect to the options to purchase Common Stock granted to the executive officers named in the Summary Compensation Table during the year ended December 28, 1997. The Company did not grant any stock appreciation rights during fiscal 1997.

                         OPTIONS GRANTED IN FISCAL 1997

                                          PERCENT OF                                POTENTIAL REALIZABLE
                                            TOTAL                                 VALUE AT ASSUMED ANNUAL
                            NUMBER OF      OPTIONS                                  RATES OF STOCK PRICE
                            SECURITIES    GRANTED TO                                  APPRECIATION FOR
                            UNDERLYING    EMPLOYEES                                    OPTION TERM(4)
                             OPTIONS      IN FISCAL     EXERCISE    EXPIRATION    ------------------------
           NAME             GRANTED(1)     YEAR(2)      PRICE(3)       DATE           5%           10%
           ----             ----------    ----------    --------    ----------    ----------    ----------
Kenneth A. Kokinakis......   150,000         5.0%        $2.19       04/29/07      $206,592      $523,544
                             200,000         6.7%         1.75       12/08/07       220,113       557,810
David J. Domeier..........    40,000         1.3%         2.19       04/29/07        55,091       139,612
                              70,000         2.3%         1.75       12/08/07        77,040       195,233
Scott H. Foster...........    40,000         1.3%         2.19       04/29/07        55,091       139,612
                              30,000         1.0%         1.75       12/08/07        33,017        83,671
Michael L. Hunter.........    40,000         1.3%         2.19       04/29/07        55,091       139,612
                             100,000         3.3%         1.75       12/08/07       110,057       278,905
Toni W. Schneider.........    40,000         1.3%         2.19       04/29/07        55,091       139,612
                              50,000         1.7%         1.75       12/08/07        55,028       139,452

---------------
(1) These options are immediately exercisable at the date of grant, but shares purchased upon exercise of unvested options are subject to repurchase at the option of the Company at their original issuance price. All options in this table have exercise prices equal to the fair market value on the date of grant. The options vest over a period of four years and expire ten years from the original date of grant.

(2) The Company granted options for 2,992,000 shares of Common Stock to employees in fiscal 1997 under the 1995 Stock Option Plan.

(3) The exercise price may be paid in cash or by delivery of already-owned shares subject to certain conditions.

(4) The potential gain is determined by comparing the grant price to the assumed values as calculated utilizing the annual stock price appreciation rates indicated. These amounts represent only certain assumed rates of appreciation as established by the Securities and Exchange Commission for such disclosure, and do not represent the Company's estimates or projections of future stock prices. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent upon the future performance of the Company and overall stock market conditions. There can be no assurance that the amounts reflected in this table or the associated rates of appreciation will be achieved.

OPTION EXERCISES AND FISCAL 1997 YEAR-END OPTION VALUES

     The following table sets forth information regarding the number and value of unexercised options held by the executive officers named in the Summary Compensation Table on December 28, 1997. In addition, it sets forth the number of shares acquired and value realized upon exercise of stock options during fiscal 1997.

                                                                                                    VALUE OF UNEXERCISED
                                 NUMBER OF                    SECURITIES UNDERLYING OPTIONS        IN-THE-MONEY OPTIONS AT
                                  SHARES                           AT FISCAL YEAR-END                FISCAL YEAR-END(1)
                                ACQUIRED ON    VALUE     ---------------------------------------   -----------------------
             NAME                EXERCISE     REALIZED   EXERCISABLE    VESTED     UNEXERCISABLE     VESTED      UNVESTED
             ----               -----------   --------   -----------   ---------   -------------   -----------   ---------
Kenneth A. Kokinakis..........          0     $      0    1,350,000      462,500            0      $  596,722    $838,603
David J. Domeier..............          0            0      359,679      194,679       12,821         153,383     122,852
Scott H. Foster...............    100,000      242,650    1,489,799    1,294,799      213,145       2,603,847     517,674
Michael L. Hunter.............          0            0      393,041      188,041        9,459         151,907     146,320
Toni W. Schneider.............    192,380      454,228      349,200      196,700      112,050         341,882     299,937

---------------
(1) Value per share is defined as the market price of the Company's Common Stock at year-end minus the per share exercise price of the option. The per share price of the Common Stock at December 28, 1997 was $2.375 as reported on the OTC Bulletin Board.

DIRECTOR COMPENSATION

     Pursuant to the Company's 1996 Outside Directors Stock Option Plan (the "1996 Plan"), Mr. Christopher and Mr. Krause receive automatic annual stock option grants to purchase 5,000 shares of the Company's Common Stock. In addition, pursuant to the 1996 Plan, when Mr. Christopher was appointed as a director in November 1996, he received an initial stock option grant to purchase 30,000 shares of the Company's Common Stock. Each of the grants is priced at market price on the date of grant and vests 25% on the one year anniversary of the grant, with additional vesting at the rate of 2.08% per month thereafter for the remaining term (total four year vesting). Prior to adoption of the 1996 Plan, as compensation for service on the Board, the Company granted, in April 1995 upon his appointment to the Board, to Mr. Krause an option to purchase 100,000 shares of the Company's Common Stock. In addition, the Company granted an additional option to purchase 50,000 shares of the Company's Common Stock to Mr. Krause in September 1995. Both options were granted at market price on the date of grant and vested 25% upon grant and an additional 25% at the end of each six-month period thereafter.

     As compensation for services on the Board, Messrs. Krause and Christopher receive $500 for each Board meeting attended. The other directors do not receive any compensation for their services as members of the Board. All non-management directors are reimbursed for their reasonable expenses incurred in attending meetings of the Board and committees of the Board.

     Messrs. Masson and Smith have declined to participate in the stock option plans or receive payment for their attendance at Board meetings in connection with their employment with Oaktree and TCW, respectively, both of which are deemed beneficial owners of significant portions of the Company's Common Stock.

CHANGES TO BENEFIT PLANS


     1995 Stock Option Plan. The Board of Directors of the Company has adopted, subject to stockholder approval, an amendment to the 1995 Stock Option Plan (the "1995 Option Plan") to increase the maximum number of shares that may be issued under the 1995 Option Plan by 13,000,000 shares, from 12,000,000 shares to 25,000,000 shares. See "PROPOSAL NO. 2 -- APPROVAL OF AMENDMENT TO THE AUREAL SEMICONDUCTOR INC. 1995 STOCK OPTION PLAN" at page 10 of this Proxy Statement. As of October 31, 1998, the Board had granted, subject to stockholder approval of Proposal No. 2, options to purchase an additional 697,000 shares of Common Stock under the 1995 Option Plan. Non-employee directors are eligible to participate in the 1995 Option Plan but since the adoption of the 1996 Plan, the Company has not granted options to non-employee directors under the 1995 Option Plan.

     The following table sets forth options to purchase shares of the Company's Common Stock granted under the 1995 Option Plan during the fiscal year ended December 28, 1997, by (1) the persons named in the Summary Compensation Table above; (2) all current executive officers as a group; (3) all current directors who are not executive officers as a group; and (4) all employees, including all officers who are not executive officers, as a group. Purchases under the 1995 Option Plan are made at the discretion of participating employees. Accordingly, future purchases under the 1995 Option Plan are not yet determinable.

                               NEW PLAN BENEFITS


                                                                    1995 STOCK OPTION PLAN
                                                              ----------------------------------
                                                              PURCHASE PRICE
                     NAME AND POSITION                         (PER SHARE)      NUMBER OF SHARES
                     -----------------                        --------------    ----------------
Kenneth A. Kokinakis........................................      $2.19             150,000
  President and Chief Executive Officer                            1.75             200,000
David J. Domeier............................................       2.19              40,000
  Vice President, Finance and Chief Financial Officer              1.75              70,000
Scott H. Foster.............................................       2.19              40,000
  Chief Technical Officer                                          1.75              30,000
Michael L. Hunter...........................................       2.19              40,000
  Vice President, Sales                                            1.75             100,000
Toni W. Schneider...........................................       2.19              40,000
  Vice President, Advanced Audio Products                          1.75              50,000
Executive Group.............................................       2.19             452,500
  (8 persons)                                                      1.75             720,000
Non-Executive Director Group(1).............................         --                   0
  (4 persons)
Non-Executive Officer Employee Group........................       2.80              20,000
                                                                   2.50             105,000
                                                                   2.37             133,000
                                                                   2.22              65,000
                                                                   2.19             677,000
                                                                   2.08             122,500
                                                                   2.02              60,000
                                                                   1.75             637,000


---------------

(1) Non-employee directors are eligible for grants under the 1995 Option Plan but since the adoption of the 1996 Outside Directors Stock Option Plan, the Company has not granted options to non-employee directors under the 1995 Option Plan.

                                 PROPOSAL NO. 1

                 APPROVAL OF AMENDMENT TO AMENDED AND RESTATED
                  CERTIFICATE OF INCORPORATION TO INCREASE THE
                     AUTHORIZED COMMON STOCK OF THE COMPANY

GENERAL


     On November 4, 1998, the Board authorized an amendment to the Company's Amended and Restated Certificate of Incorporation (the "Amended Certificate") to increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000. A copy of the amendment is attached hereto as Appendix A. The Company's Amended Certificate currently authorizes the issuance by the Company of up to 100,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, $0.001 par value per share (the "Preferred Shares"). As of October 30, 1998, there were approximately 45 million shares of Common Stock issued and outstanding and approximately 18.2 million shares of Common Stock reserved for issuance upon exercise of options granted under various stock plans of the Company and its subsidiaries and the exercise of certain warrants. In addition, the Company currently has 40,362 shares of Preferred Stock outstanding. As of October 30, 1998, all outstanding Preferred Shares have the right to convert into 41.6 million shares of Common Stock. As a result, the Company currently has obligations (both current and future) to issue more shares of its Common Stock than are currently authorized by the Company's Amended Certificates. The stockholders are now being asked to approve this proposed amendment.


     The Company previously issued shares of Series A Preferred Stock, par value $0.001 per share (the "Series A Shares") governed by the terms of a Certificate of Designation for the Series A Shares (the "Series A Certificate of Designation") and Series C Preferred Stock, par value $0.001 per share (the "Series C Shares") pursuant to a Certificate of Designation for the Series C Shares (the "Series C Certificate of Designation") in connection with privately placed equity financings on March 11, 1998 and June 26, 1998, respectively. The Series A Shares and the Series C Shares convert into shares of the Common Stock at the option of the holder based upon a floating conversion mechanism that is inversely related to the price of the Company's Common Stock. Due to recent declines in the Company's stock price, the number of shares of Common Stock into which the Series A Shares and the Series C Shares can convert has increased. Furthermore, provisions in the Series A Certificate of Designation and the Series C Certificate of Designation provide for a penalty if the Company does not reserve enough Common Stock for issuance upon conversion of the Series A Shares and the Series C Shares. In order to insure that the Company has enough Common Stock authorized to meet it legal obligations under the Series A Certificate of Designation and the Series C Certificate of Designation, the Company is asking its stockholders to approve this amendment to increase the authorized shares of Common Stock from 100,000,000 to 200,000,000.

     In addition to meeting its obligations to the holders of Series A Shares and Series C Shares, the Board believes that the proposed increase is desirable so that, as the need may arise, the Company will have more flexibility to issue shares of Common Stock in connection with future opportunities for expanding the business through investments or acquisitions, possible future stock dividends or stock splits, and for other general corporate purposes. There are no preemptive rights with respect to the Company's Common Stock.

     Authorized but unissued shares of the Company's Common Stock may be issued at such times, for such purposes and for such consideration as the Board may determine to be appropriate without further authority from the Company's stockholders, except as otherwise required by applicable law. The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. To the extent that the additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership; and depending upon the price at which they are issued, they could be either dilutive or nondilutive to the existing stockholders.

     The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the voting power of all outstanding shares of Common Stock (and Common Stock Equivalents) of the Company entitled to vote at the Special Meeting, at which a quorum representing a majority of all outstanding shares of Common Stock and Common Stock Equivalents of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will each have the same effect as a negative vote on this proposal.


     The Board of Directors believes that the proposed amendment to the Company's Amended Certificate Incorporation to increase the number of authorized shares of the Company's Common Stock from 100,000,000 to 200,000,000 shares is in the best interests of the Company and the stockholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK FROM 100,000,000 SHARES TO 200,000,000 SHARES.

                                 PROPOSAL NO. 2

                            APPROVAL OF AMENDMENT OF
                           THE 1995 STOCK OPTION PLAN

GENERAL


     The Board adopted the 1995 Stock Option Plan (the "Plan") in August 1995. As of October 30, 1998, no shares remained available for future grants under the Plan, and the Board had granted, subject to stockholder approval of this Proposal No. 2, options to purchase an additional 697,000 shares of Common Stock under the Plan. Accordingly, on November 4, 1998, the Board amended the Plan, subject to stockholder approval, to increase the share reserve of the Plan to an aggregate of 25,000,000 shares of the Company's Common Stock.


     The stockholders are now being asked to approve the increase in the share reserve of the Plan. The Board believes that approval of this amendment is in the best interests of the Company and its stockholders because the availability of an adequate stock option program is an important factor in attracting and retaining qualified officers, employees, directors and consultants essential to the success of the Company and in aligning their long-term interests with those of the stockholders.

DESCRIPTION OF PLAN

     The following summary of the Plan, as amended, is qualified in its entirety by the specific language of the Plan, a copy of which is available to any stockholder upon request.

     General. The Plan provides for the grant of incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and nonstatutory stock options. As of October 30, 1998, options to purchase 497,861 shares of Common Stock granted pursuant to the Plan had been exercised, options to purchase an aggregate of 9,806,162 shares were outstanding, and no shares of Common Stock remained available for future grants under the Plan (determined without regard to the proposed share reserve increase).

     Shares Subject to Plan. Currently, the maximum number of shares of authorized but unissued or reacquired shares of Common Stock issuable under the Plan is equal to the lesser of (i) 12,000,000, or (ii) 20% of the "Fully-Diluted Outstanding Shares"; provided, however, that this number will be reduced at any time by the sum of (i) the number of shares issued and outstanding under the Company's 1994 Stock Option Plan (the "1994 Plan") and (ii) the number of shares subject to options outstanding under the 1994 Plan. "Fully-Diluted Outstanding Shares" means, as of any date, the sum of the number of outstanding shares of Common Stock, the number of shares of Common Stock available for grant under any stock option plan maintained by the Company, and the number of shares of Common Stock subject to outstanding options, although the number of Fully-Diluted Outstanding Shares will not be reduced by any repurchase of shares by the Company occurring after May 8, 1996.

     Subject to stockholder approval, the Board of Directors has amended the Plan to provide that the maximum number of shares of Common Stock issuable under the Plan will be 25,000,000, which amount will not be affected by grants or issuances under the 1994 Plan or the number of Fully-Diluted Outstanding Shares.

     The Plan imposes a grant limit under which no employee may receive in any fiscal year options to purchase in excess of 1,200,000 shares (the "Grant Limit"). Appropriate adjustments will be made to the shares subject to the Plan, to the Grant Limit, and to outstanding options upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company. To the extent that any outstanding option under the Plan expires or terminates prior to exercise in full or if shares issued upon exercise of an option are repurchased by the Company, the shares of Common Stock for which such option is not exercised or the repurchased shares are returned to the Plan and become available for future grant.

     Administration. The Plan is administered by the Board or a duly appointed committee of the Board. With respect to the participation of individuals whose transactions in the Company's equity securities are subject to Section 16 of the Exchange Act, the Plan must be administered in compliance with the requirements of Rule 16b-3 under the Exchange Act. Subject to the provisions of the Plan, the Board determines the persons to whom options are granted, the number of shares covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability of each option or the vesting of shares acquired upon the exercise of an option, including the effect thereon of an optionee's termination of service, the exercise price of and the type of consideration to be paid to the Company upon the exercise of each option, the duration of each option, and all other terms and conditions of the options.

     The Plan authorizes the Board to amend, modify, extend, renew, or grant a new option in substitution for, any option, to waive any restrictions or conditions applicable to any option or any shares acquired upon the exercise thereof, and to amend the exercisability of any option or the vesting of any shares acquired upon the exercise of an option, including with respect to the period following an optionee's termination of service with the Company. Subject to certain limitations, the Plan provides for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the Plan. The Board will interpret the Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Plan or any option.

     Eligibility. Options may be granted under the Plan to directors and current and prospective employees and consultants of the Company or of any present or future parent or subsidiary of the Company. As of October 30, 1998, the Company had approximately 105 employees, including 8 executive officers eligible to receive options under the Plan. While any person eligible under the Plan may be granted a nonstatutory option, only employees may be granted incentive stock options.

     Terms and Conditions of Options. Each option granted under the Plan is evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Plan. The exercise price of each option granted under the Plan must equal at least the fair market value of a share of the Company's Common Stock on the date of grant. However, any option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "Ten Percent Stockholder") must have an exercise price equal to at least 110% of the fair market value of a share of Common Stock on the date of grant. On October 30, 1998, the mean of the closing bid and asked prices of the Common Stock on the Nasdaq OTC Bulletin Board was $0.525 per share.

     The Plan authorizes payment of the option exercise price in cash, by check, or in cash equivalent, by tender of shares of the Company's Common Stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale or loan with respect to some or all of the shares of Common Stock being acquired upon the exercise of the option, by means of the optionee's promissory note, by any other lawful consideration approved by the Board, or by any combination of these. Nevertheless, the Board may restrict the forms of payment permitted in connection with any option grant. The Plan authorizes the Company to withhold from shares otherwise issuable upon the exercise of an option or to accept the tender of shares of the Company's Common Stock in full or partial payment of any optionee's tax withholding obligations.

     Options granted under the Plan become exercisable and vested at such times and subject to such conditions as specified by the Board. Generally, options granted under the Plan are exercisable on and after the date of grant, subject to the right of the Company to reacquire at the optionee's exercise price any unvested shares held by the optionee upon termination of the optionee's service or if the optionee attempts to transfer any unvested shares (the "Company Repurchase Right"). Option shares generally vest and the Company Repurchase Right lapses in installments over a period of time specified by the Board at the time of grant, subject to the optionee's continued service with the Company. The maximum term of an option granted under the Plan is ten years; provided that in the case of an incentive stock option granted to a Ten Percent Stockholder, the maximum term is five years. Options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee.

     Transfer of Control. The Plan provides that, in the event of (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company's voting stock, (ii) a merger or consolidation in which the Company is a party, (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company, or (iv) a liquidation or dissolution of the Company wherein, upon any such event, the stockholders of the Company immediately before such event do not retain direct or indirect beneficial ownership of more than 50% of the total combined voting power of the voting stock of the Company, its successor, or the corporation to which the assets of the Company were transferred (a "Transfer of Control"), all options will terminate and cease to be exercisable unless the acquiring or successor corporation assumes the Company's rights and obligations under the outstanding options or substitutes substantially equivalent options for such corporation's stock. However, option agreements entered into with each optionee under the Plan generally provide that in the event of a Transfer of Control, the Company Repurchase Right will automatically terminate unless the option is assumed by the acquiring corporation or such corporation substitutes a substantially equivalent option for the acquiring corporation's stock. Furthermore, the option agreements generally provide for automatic termination of the Company Repurchase Right if an optionee who is an employee or a director is terminated without cause or resigns for specified good reasons within twelve months following a Transfer of Control.

     Termination or Amendment. The Plan will continue in effect until the earlier of its termination by the Board or the date on which all shares available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the option agreements have lapsed, provided that all options must be granted within ten years of the date on which the Board adopted the Plan. The Plan further provides that the period for granting options will be extended to a period of ten years following any subsequent approval of an increase in the maximum number of shares issuable under the Plan. The Board may terminate or amend the Plan at any time. However, subject to changes in the law that would permit otherwise, without stockholder approval, the Board may not amend the Plan to increase the total number of shares of Common Stock issuable thereunder, change the class of persons eligible to receive incentive stock options, or expand the class of persons eligible to receive nonstatutory stock options. No amendment may adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve the option's status as an incentive stock option or is necessary to comply with any applicable law.

SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

     Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under section 422 of the Code. Optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the determination date (see discussion under "Nonstatutory Stock Options" below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

     The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under "Nonstatutory Stock Options" below) is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

     Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares are transferable or (ii) the date on which the shares are not subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service not later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the Special Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Votes for and against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will have no effect on the outcome of this vote.

     The Board of Directors believes that the amendment of the Plan to increase the number of shares issuable under the Plan is in the best interests of the Company and its stockholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT OF THE PLAN TO INCREASE THE MAXIMUM AGGREGATE NUMBER OF SHARES ISSUABLE UNDER THEREUNDER.

                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

     The Company has an advance notice provision under its bylaws for stockholder business to be presented at meetings of stockholders. Such provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of the Company. A stockholder proposal to be timely must be received at the Company's principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date the

Company's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders; except that (i) if no annual meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year's proxy statement or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

     Proposals of stockholders intended to be presented at the next annual meeting of the stockholders of the Company must be received by the Company at its offices at 4245 Technology Drive, Fremont, California 94538, no later than December 22, 1998, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.

                         TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the Special Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors,


                                          BRENDAN R. O'FLAHERTY


                                          Secretary


November 20, 1998

                            AUREAL SEMICONDUCTOR INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 16, 1998

The undersigned hereby appoints David J. Domeier and Brendan R. O'Flaherty, or either of them, each with full power of substitution, as the proxyholder(s) of the undersigned to represent the undersigned and vote all shares of the Common Stock of Aureal Semiconductor Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the special meeting of stockholders of the Company on December 16, 1998, and at any adjournments or postponements of such meeting, as follows:

          1. Approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of the Company's Common Stock authorized for issuance by 100,000,000 shares from 100,000,000 shares to 200,000,000 shares.

                      [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

          2. Approve the adoption of an increase in the maximum number of shares that may be issued under the Company's 1995 Stock Option Plan by 13,000,000 shares from 12,000,000 shares to 25,000,000.

                      [ ] FOR           [ ] AGAINST           [ ] ABSTAIN


The Board recommends that you vote FOR the above proposals. This proxy, when properly executed, will be voted in the manner directed above. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS. This proxy may be revoked by the undersigned at any time, prior to the time it is voted by any of the means described in the accompanying proxy statement.

                                        Date and sign exactly as name(s)
                                        appear(s) on this proxy. If signing for
                                        estates, trusts, corporations or other
                                        entities, title or capacity should be
                                        stated. If shares are held jointly, each holder should sign.



                                        ---------------------------------------
                                            (Signature(s) of Stockholder(s))



                                        ---------------------------------------
                                            (Signature(s) of Stockholder(s))

                                        Date:  __________________, 1998.

                                        PLEASE COMPLETE, DATE AND SIGN THIS
                                        PROXY AND RETURN IT PROMPTLY IN THE
                                        ENCLOSED ENVELOPE.